PITNEY, HARDIN, KIPP & SZUCH
                                    (MAIL TO)
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945
                                     ------
                                  (DELIVERY TO)
                      200 CAMPUS DRIVE 152 WEST 57TH STREET
                       FLORHAM PARK, NEW JERSEY 07932-0950
                                 (973) 966-6300
                            FACSIMILE (973) 966-1550



                                                                   July 24, 1998


Base Ten Systems, Inc.
One Electronics Drive
Trenton, New Jersey 08619

         Re:      Registration Statement on Form S-8
                  1998 Employee Stock Purchase Plan

      We  have  examined  the   Registration   Statement  on  Form  S-8  (the
"Registration Statement") to be filed by Base Ten Systems, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of Class A Common Stock of the Company, $1.00 par value (the "Shares") issuable pursuant to awards granted under the 1998 Employee Stock Purchase Plan (the "Plan").

         We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

         Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares shall have been duly issued in the manner contemplated by the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.

         The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,



                                          PITNEY, HARDIN, KIPP & SZUCH